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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported):
                                 June 30, 1997



                           FAMILY GOLF CENTERS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                   0-25098                  11-3223246
     ---------------           ----------------             -------------
     (State or other           (Commission File             (IRS Employer
     jurisdiction of                Number)                 Identification
      incorporation)                                              No.)

                              225 Broadhollow Road
                            Melville, New York 11747
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                    (Address of principal executive offices)

                    Registrant's Telephone Number, including
                           area code: (516) 694-1666



                                 Not Applicable
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                 (Former Address, if changed since last report)


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         Item 5. Other Events.

         On June 30, 1997, the Company entered into a Credit Agreement (the "Agreement") with The Chase Manhattan Bank (the "Bank") providing for a two-year $20 million revolving credit facility converting to a four-year term loan at the end of two years. After conversion to the term loan, the loan is to be paid off in 16 substantially equal quarterly installments. The Company's obligations under the Agreement are secured by the pledge of the stock of most of the Company's subsidiaries and such subsidiaries have also guaranteed such obligations. At the time of each loan under the revolving credit facility, the Company may choose between an interest rate based on (i) the greater of the Bank's prime rate or the federal funds rate plus .5% per annum (the "Base Rate") plus .25% per annum or (ii) the LIBO rate (the "LIBO Rate"), plus between 1% and 2% per annum (depending on the Company's ratio of Consolidated Funded Debt to Consolidated EBITDA (as such terms are defined in the Agreement)). During the term loan, the interest rate will be increased by .5% per annum in the case of Base Rate loans and .25% per annum in the case of LIBO Rate loans.

         The Agreement contains certain restrictive covenants, including, among others, covenants limiting liens, indebtedness, acquisitions, asset sales and investments and covenants requiring continued compliance with certain financial tests, including, among others, a net worth test and several financial ratios. The Company may pay dividends as long as no event of default has occurred and is continuing.

         Included among the events of default are any Change of Control (as defined) of the Company or if Dominic Chang should cease to be the Company's Chairman of the Board and Chief Executive Officer or cease to own at least 5% of the Company's Common Stock.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

             (a) Financial Statements of Businesses Acquired:  Not applicable.

             (b) Pro Forma Financial Information:  Not applicable

             (c) Exhibits

                 No.   Exhibit
                 ---   -------
                 1.    Credit Agreement, dated as of June 30, 1997 between The
                       Chase Manhattan Bank and Family Golf Centers, Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
July 16, 1997.

                                    FAMILY GOLF CENTERS, INC.

                                    By: /s/ Dominic Chang
                                        --------------------------------------
                                        Dominic Chang,
                                        President and Chief Executive Officer





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                               INDEX TO EXHIBITS


         Exhibit                                               Page Number
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1.       Credit Agreement, dated as of June 30, 1997
         between The Chase Manhattan Bank and
         Family Golf Centers, Inc.

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